EXHIBIT 99.1

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Commentary for the Week Ended March 6, 2009

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
3/6/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.92%	0.92%	-0.80%
Class B Units	0.90%	0.90%	-0.96%

S&P 500 Total Return Index**	-6.97%	-6.97%	-23.88%
Lehman Long Government Index**	2.70%	2.70%	-6.76%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.
Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
●	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
The bulk of profits came from the European fixed income markets.  Long positions in UK Gilts, German Bunds, and Euribor markets all made gains on upward moves.  Investors bid up fixed income markets in anticipation of further interest rate cuts in the near future by the European Central Bank and Bank of England.

o
Long positions in the Canadian markets also registered gains.  Investors pushed Canadian fixed income markets upwards alongside positions early in the week in anticipation of easing monetary policy by the Bank of Canada.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Equity Indices
●	Grant Park’s positions in the equity indices markets are predominantly short.
o
Short positions in Hong Kong’s Hang Seng Index were the main driver in sector performance.  The Hang Seng’s slide was most likely a result of a 24% stock price decline in HSBC, a major component to the Hang Seng Index.

o
Also adding to gains were short positions in the European equity indices markets.  Most major European indices fell sharply as speculation of ongoing turmoil in the banking and insurance sectors spurred mass liquidations.  Among the most profitable were short positions in the German DAX, Spanish IBEX, and UK FTSE indices.

Metals
●	Grant Park’s positions in the metals markets are mixed
o
Partially offsetting portfolio gains were positions in the metals markets.  Short positions in the London Metals Exchange (LME) copper markets posted setbacks as prices increased.  Speculators drove up copper prices on beliefs that governmental stimulus activity in China, the world’s biggest copper importer, would increase the demand for copper.

o
Long positions in the platinum markets also experienced losses last week.  Platinum prices declined against positions as a result of weak demand for precious metals caused by the deepening global recession.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.